UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2007
COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51937 (Commission File Number)	57-6218917 (I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51938 (Commission File Number)	20-3812051 (I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
     Effective as of October 10, 2007, Compass Group Diversified Holdings LLC (the “Company”), a subsidiary of Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”), entered into an Amendment to its Credit Agreement (the “Amendment”) with Advanced Circuits, Inc. (“ACI”), a subsidiary of the Company, to amend that certain Credit Agreement, dated as of May 16, 2006, between the Company and ACI (the “Credit Agreement”). The Credit Agreement was amended to (i) provide for additional term loan borrowings of $47,000,000 and to permit the proceeds thereof to fund cash distributions totaling $47.0 million by ACI to Compass AC Holdings, Inc. (“ACH”), ACI’s sole shareholder, and by ACH to its shareholders, including the Company, (ii) extend the maturity dates of the loans under the Credit Agreement, and (iii) modify certain financial covenants of ACI under the Credit Agreement. The Company’s share of the cash distribution was approximately $33.0 million with $14.0 million being distributed to ACH’s other shareholders. All other material terms and conditions of the Credit Agreement were unchanged.
     The foregoing brief description of the Amendment is not meant to be exhaustive and is qualified in its entirety by the Amendment itself, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

10.1	Amendment to Credit Agreement dated as of October 10, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2007	COMPASS DIVERSIFIED HOLDINGS
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2007	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer